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         Marine Midland Bank

         Member HSBC Group


                     RETAIL & WHOLESALE DEALER'S AGREEMENT





















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                     RETAIL & WHOLESALE DEALER'S AGREEMENT



         This Dealer's Agreement is entered into this 30th day of March, 1995 between Marine Midland Bank ("the Bank") and the dealer ("Dealer") whose name and address are set forth on the last page of this Agreement. The Bank and Dealer hereby agrees as follows:

         RETAIL PROGRAM

         1. Purchase of Retail Contracts. The Bank may purchase from Dealer retail installment contracts, conditional sales contracts, security agreements or other documents (collectively "Contracts") designated by the Bank as eligible for purchase hereunder. Each of the Contracts represents the indebtedness of a customer ("Customer") of the Dealer with respect to all or part of the purchase price of a new or used motor vehicle ("Contract Vehicle") purchased by the Customer from the Dealer. All purchases of Contracts will be made on a nonrecourse basis except as provided in a Supplementary Dealer's Agreement applying to a specific Contract, or as provided in Section 10 or
Section 11 below. The Bank will purchase a Contract only after the Contract has been accepted in accordance with the procedures described in Sections 2 and 3 below. The Bank's purchase of Contracts shall include the purchase and assignment to the Bank of all security interests and liens securing the payment of the Contracts together with all guarantees and other documents supporting the payment of the Contracts.

         2. Credit Application. When a Dealer wishes the Bank to consider the purchase of a Contract, the Dealer will submit to the Bank a Customer credit application ("Credit Application") in a form and containing the information concerning Customer as specified by the Bank. Credit Applications shall be submitted by facsimile transmission or other means acceptable to the Bank. Following receipt and review by the Bank of any Credit Application, the Bank will notify Dealer whether the Bank has accepted or rejected the Credit Application and in the case of a rejected Credit Application will specify the basis of that rejection. The Dealer will make no representation whatsoever regarding the Bank's acceptance or rejection of any Credit Application except that following the Bank's advice to Dealer of the Bank's decision to accept the Credit. Application, the Dealer may so advise the Customer.

         3. Retail Contract Submission. Following acceptance by the Bank of the related Credit Application, the Dealer shall submit to the Bank with respect to each Contract offered by Dealer for purchase hereunder, the following:

                  a. A completed Contract signed by the Customer and endorsed by an authorized representative or officer of the Dealer containing the terms and provisions specified by the Bank.



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                  b. Copies of all documents which shall have been submitted by Dealer for filing and recording as necessary with the appropriate government agency, required under the Uniform Commercial Code, certificate of title statutes and other applicable laws to convey to the Bank the Contract, and/or to perfect a valid and enforceable first priority security interest in the related Contract Vehicle in favor of the Bank.

                  If the Contract arises from the sale to a Customer of a new motor vehicle, a copy of the invoice reflecting the sale of the Contract Vehicle to the Dealer, and if the Contract arises from the sale to Customer of a used motor vehicle, such evidence as the Bank may request reflecting the sale of the Contract Vehicle to the Dealer.

                  d. Documentation describing the nature and Dealer's cost of all accessories and other items installed by the Dealer in the Contract Vehicle.

                  e. Copies of all service contracts, extended warranty policies or other insurance policies, if any, issued with respect to the Contract Vehicle.

                  f. Any other documents, information and/or verifications which are requested by the Bank.

Following its receipt and review of the foregoing documents, the Bank will purchase the Contract if the documents are in a form and substance satisfactory to the Bank and if they comply with the credit consideration and contract eligibility requirements that the Bank may take into account in the evaluation of the Contract. The purchase will be made by remitting to the Dealer as provided in Section 5 below, the purchase price for the Contract. The purchase price for any Contract purchased by the Bank shall be the "total amount financed" or other similar amount as determined by the Bank for the Contract.

         4. Insurance, Service Contracts, and Dealer Installed Options. The "total amount financed" or other similar amount described in any Contract purchased by the Bank under the terms of this Agreement may include, with the Bank's prior approval, the price of all Dealer installed accessories and options and other items sold by Dealer in conjunction with the related Contract Vehicle, including but not limited to credit life and disability insurance, and mechanical breakdown protection contracts and service contracts, in each case with terms and issued by a firm satisfactory to the Bank, and subject to cancellation by the Bank if the Customer is in default under the Contract or the Contract is for any reason terminated. The Bank may limit the amount of any accessories, options and other items that may be financed under the Contract.

         5. Dealer Payments. The Bank will pay for Contracts purchased hereunder upon its determination that the Contracts and additional documentation conform with the Bank's requirements. If the Bank determines that the documents fail to satisfy the Bank's requirements or if the Bank otherwise determines not to complete the purchase, then the documents will be returned to Dealer and no payments will be made.

         6. Dealer Finance Participation. Contracts purchased by the Bank under the terms of this Agreement must bear interest at a rate per annum ("Contract Rate") equal to or greater than the rate per annum specified by the Bank as the minimum acceptable rate ("Buy Rate") for Contracts with similar terms, payment schedules and other credit characteristics. Subject to applicable usury limits, the Dealer may enter into Contracts having Contract Rates in excess of the applicable Buy Rates then in effect; provided, however, that the Bank shall have the right, upon notice to Dealer, to limit its purchase of Contracts to those that do not exceed the maximum Contract Rates established by the Bank. If the Contract Rate for any Contract purchased by the Bank exceeds the applicable Buy Rate then in effect, Dealer shall earn with respect to those Contracts a finance participation ("Finance Participation"). The Finance Participation shall be computed and paid to Dealer in accordance with payment procedures specified by the Bank in a Dealer Reserve Supplement Letter or other notice as provided by the Bank. However, except as the Bank may otherwise agree in writing or elect, no Finance Participation will be earned by the Dealer with respect to any Contract for a term of less than twelve months, or covering an employees, partners, officer's or owner's demonstrator, or covering a vehicle purchased by an employee, partner, officer or owner. In the case of the Customers, default under any contract purchased by the Bank, the Dealer will be obligated to remit the total Finance Participation which was paid to the Dealer by the Bank for such Contract, in an amount not exceeding the Bank's loss, actual or prospective, with respect to such Contract. If any Contract purchased by the Bank hereunder is prepaid in part or in full prior to its stated maturity, Dealer will be obligated to remit to the Bank that portion of the Finance Participation paid by the Bank for the Contract that the Bank determines is unearned as a result of the prepayment. This payment obligation will be determined and paid in accordance with programs and procedures specified by the Bank.

         7. Reserve Account. The Bank will credit to a Reserve Account in the Dealer's favor the amounts of any Finance Participation which are earned by the Dealer pursuant to Section 6 above. Whenever, as a result of charges against the Reserve Account, the Reserve Account has a negative balance, the Dealer will, upon the Bank's demand, pay the Bank that amount necessary to increase the Reserve Account balance to zero; For all active Reserve Accounts, the Bank will issue periodic Reserve Account statements at intervals determined by the Bank.

         8. Insurance and Service Contract Cancellations. Upon the cancellation by the Bank, the Customer or the issuing firm of any credit life insurance, mechanical breakdown protection contract or other service contract financed under any Contract purchased by the Bank hereunder, whether as a result of the prepayment of the Contract or otherwise, Dealer shall remit to the Customer, the Bank or any third party, as directed by the Bank, any portion of the unearned charge for the insurance contract, mechanical breakdown protection contract or other service contract required to be refunded pursuant to the terms of the Contract or applicable law.

         9. Representation and Warranties. As to each Contract sold by the Dealer to the Bank under the terms of this Agreement, the Dealer represents and warrants that as of the time of sale:



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         a. All business permits and other operating authorizations necessary in connection with Dealer's execution of the Contract and sale thereof to the Bank, are in full force and effect in all necessary jurisdictions.

         b. The Contract and all other agreements or other documents executed by Customers and/or the Dealer in connection with the sale of the Contract Vehicle and its financing with the Bank are valid, legal and are binding obligations of the Customer and/or the Dealer, enforceable against the Customer and/or the Dealer in accordance with their terms and conditions, and each signature thereon is the genuine and duly authorized signature of the person whose signature it purports to be.

         c. Information contained in the Contract, and the information contained in the Credit Application submitted to the Bank in connection with the Contract, is true and accurate.

         d. Immediately prior to the execution of the Contract by the Dealer, the Dealer was the sole and exclusive owner of the Contract Vehicle and had the right and authority to dispose of the Vehicle as provided in the Contract.

         e. The Dealer has caused title to the Contract to be conveyed to the Bank and to no other individual, corporation or other entity, and the Contract and Contract Vehicle are free and clear of any security interest, lien, claim or encumbrance other than those in favor of the Bank.

         f. The Contract accurately describes the Contract Vehicle and contains all representations, warranties, and agreements made by the Dealer to the Customer with respect to the Contract Vehicle.

         g. There is only one original executed Contract, and at the time the Contract was executed, each person signing the Contract received a fully completed and legible copy of the signed Contract.

         h. The Dealer has complied with all applicable requirements of the Federal Truth In Lending Act, the Federal Equal Credit Opportunity Act, the Fair Credit Reporting Act and all other federal, state and local laws, rules or regulations applicable to consumer protection or the extension of credit or otherwise affecting the Contract, the transactions contemplated thereby and all dealings between the Dealer and the Customer in connection therewith.

         i. The Dealer has installed all equipment and accessories, and performed in a good and workmanlike manner all services as described in the Contract and has performed all of the Dealer's other obligations under the Contract, and Customer has not asserted, does not have and will not have, any defense, offset, counterclaim or right of rescission with respect to the Contract.

         j. The Contract is not in default and has not been subordinated in whole or in part, satisfied or rescinded, and the lien on the Contract Vehicle has not been released in whole or in part, and the Dealer knows of no fact or circumstance which might impair the validity or enforceability of the Contract or render it less valuable than it appears on its face to be.



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         k. All documents required under the Uniform Commercial Code, any certificate of title statute as in effect in any applicable jurisdiction and other applicable law to convey the Contract and to perfect a valid and enforceable first priority security interest in the related Contract Vehicle in favor of the Bank have been submitted for filing with the appropriate government agency and all action with respect thereto has been completed.

         l. The Contract Vehicle has been delivered to and accepted and retained by the Customer and when so delivered the Contract Vehicle was new and unused, except as otherwise stated in the Contract, in good operating condition and repair and free of all mechanical defects, and met all equipment requirements of applicable law.

         m. Insurance coverage as specified by Section 12 below is in effect for the Contract Vehicle.

         n. The Dealer has not received any funds with respect to the Contract which Dealer has not remitted to the Bank, properly endorsed to the Bank where appropriate.

         o. Dealer has received the down payment to the extent and in the form specified in the Contract, and, except to the extent specifically indicated on the face of the Contract, Dealer has not extended a loan to the Customer or assisted the Customer in obtaining a loan from any third party other than the Bank for purposes of paying such down payment or extended any financing for any other amounts payable by Customer under the Contract, or in connection with the Contract Vehicle or the purchase thereof, and the "total amount financed" or other similar amount described therein will be the actual principal amount owed by Customer with respect to the Contract Vehicle and services related thereto sold pursuant to the Contract.

         p. The Dealer has not modified, extended, waived or otherwise altered any term of the Contract or any other document executed in connection therewith or made any representations of a similar nature prior to the sale of the Contract hereunder.

         q. Each registered and legal owner of the Contract Vehicle has signed the Contract either as a Customer or as an individual, or other entity granting a security interest in such Contract Vehicle to Dealer or Dealer's assignee.

         r. All parties to the Contract had the capacity to execute the Contract.

         s. The Contract arises from the sale of the Contract Vehicle to a Customer of the Dealer in the regular course of the Dealer's business.



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         10. Contract Repurchase. If: (i) the Bank determines at its sole but reasonable discretion that the documentation relating to any Contract is unsatisfactory; or (ii) any representation and warranty made by Dealer with respect to any Contract is not true and accurate when made; or (iii) the Dealer breaches any other agreement with respect to the Contract contained herein, or in any other agreement between Dealer and the Bank; or (iv) a Customer under a Contract notifies the Bank of a claim or defense against the Dealer and the Bank in its judgment would, as an assignee of the Contract, be subject to that claim or defense, and if after notification from the Bank of the Bank's receipt of notice of such claim or defense, the Dealer does not within thirty (30) days resolve such dispute, Dealer shall repurchase the Contract on demand by the Bank for a repurchase price equal to the sum of the unpaid principal balance of the Contract plus all accrued and unpaid interest, the amount of any Dealer Finance Participation, and expenses incurred by the Bank in enforcing its rights under this Agreement. The Bank may deduct the amount of the repurchase price from the Reserve Account. The Dealer also agrees that if the Bank holds a dealer sight draft while waiting for the related Contract or other documentation to be completed or corrected, the Dealer will indemnity the Bank for any losses or costs the Bank incurs because of any late return or nonpayment of the sight draft. All repurchases pursuant to this section shall be without recourse to the Bank and without representation or warranty by the Bank, express or implied, as to the repurchased Contract. The foregoing rights are in addition to and not in limitation of any other rights the Bank may have under this Agreement or any related agreements, instruments or other documents or under applicable law.

         11. Exceptional Contracts, Vehicles and Buyers. Each contract covering:

                  a. A commercial vehicle used for long-distance hauling or of more than two tons capacity,

                  b.       A bus,

                  c. A vehicle used for taxi, jitney, or "drive-yourself" service,

                  d. A used vehicle of a year model more than four years previous to the then current model year of the same make, if any, or if none, of any other make, or

                  e. A vehicle sold to an employee of the Dealer, or to a relative of one of the Dealer's owners, officers, partners or stockholders, will be sold to the Bank subject to the Dealer's agreement to repurchase the Contract from the Bank, for a repurchase price equal to the sum of the unpaid principal balance of the Contract plus all accrued and unpaid interest and the amount of any Dealer Finance Participation, if the entire amount unpaid on the Contract becomes due or at the Bank's option may be declared to be due. If the Dealer omits to execute a Supplementary Dealer's Agreement containing the Dealer's Contract Repurchase Agreement as to such Contract, any of the Bank's officers or employees may do so in the Dealer's name and behalf.

         12. Insurance. Each Contract Vehicle must be insured at all times against damage or loss pursuant to a comprehensive property damage insurance policy containing terms and amounts satisfactory to the Bank. At the time any Contract is purchased by the Bank hereunder, Dealer will verify that the Customer has obtained a satisfactory insurance policy covering the related Contract Vehicle.


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         13. Contract Forms. The Bank shall be in no way liable or responsible for the legal validity or sufficiency of any form or Contract or other instrument which the Bank may furnish to the Dealer which is assigned to anyone other than the Bank. The Dealer agrees not to use forms that the Bank furnishes the Dealer pursuant to this Agreement for any purposes other than the assignment of Contracts to the Bank.

         14. Retail Program Covenants. As long as the Bank shall own any Contract purchased from the Dealer under the terms of this Agreement, the Dealer will:

                  a. Take any action that is necessary or that the Bank may request to evidence and perfect the Bank's interest in each Contract purchased by the Bank under the terms of this Agreement, the Contract Vehicle related to that Contract and all proceeds of the foregoing.

                  b. Comply with the Dealer's record retention obligations under the Equal Credit Opportunity Act and any other federal or state law with respect to Contracts, Credit Applications, and their related documents.

                  c. Neither take or omit to take any action, in respect of any obligation of the Dealer under any Contract, which may give the Customer with respect to any Contract, any defense, offset or counterclaim as to the enforcement of that Contract.

                  d. Neither repossess nor accept redelivery of a Contract Vehicle related to a Contract purchased by the Bank under the terms of this Agreement, without the prior written consent of the Bank.

         WHOLESALE PROGRAM

         1. Program Initiation and Advances by the Bank. The Dealer will advise the Bank when the Dealer elects to participate in the wholesale program and the Bank will then determine, at its sole option, if the Dealer is eligible for participation. The Bank may make advances, in each case at its sole option, to or for the benefit of the Dealer, repayable on demand, in such amounts as the Bank may determine ("Advances"). Any Advances made by the Bank to Dealer are made exclusively to allow Dealer to finance the purchase of new or used motor vehicles designated by the Bank as eligible for wholesale financing under the terms of this Agreement. Any such vehicle is referred to hereafter as an "Eligible Vehicle." Any eligible Vehicles against which an Advance has been made and remains unpaid is referred to hereafter as a "Financed Vehicle."

         2. Security Interest. To secure Dealer's obligation to repay the Advances and Dealer's other payments and performance obligations under this Agreement, the Dealer shall execute security agreements ("Security Agreement") in a form and containing terms specified by the Bank, and any other agreements the Bank may request.



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         3. Monthly Statements and Promissory Notes. The indebtedness of the
Dealer relating to the Advances shall be evidenced by entries made on the Bank's books and records in accordance with the Bank's customary accounting practices. The Bank will send to Dealer on a monthly basis a statement reflecting the amounts of all Advances made, all interest and other charges accrued and all payments received from the Dealer since the date of the preceding monthly statement. Dealer shall have (15) calendar day following the receipt of each monthly statement to review the statement and to deliver to the Bank in writing any objections to its contents, specifying in reasonable detail the basis for the Dealer's objections. If Dealer fails to object within the fifteen-day period the statement shall constitute an account stated between the Bank and the Dealer. The demand nature of the advances shall not be affected by any partial billing by the Bank, which billings are made only for the convenience of the parties. Dealer will, on the Bank's request, execute one or more promissory notes in form and substance satisfactory to the Bank to further evidence any indebtedness of Dealer relating to the Advances.

         4. Interest Rate. Dealer shall pay interest as billed by the Bank on the outstanding principal amount of each Advance from the date of the Advance until the Advance is paid in full at the rates specified by the Bank. If any Advance is not paid by the Dealer when due under the terms of this Agreement, interest shall accrue from and after the due date until that Advance is paid in full at a rate specified by the Bank for late payments. Interest shall be computed daily on the basis of a 360-day year and actual days elapsed. The interest rate charged pursuant to the terms of this Agreement shall not exceed the highest rate permissible under any law which a court of competent jurisdiction shall in a final determination, deem applicable to this Agreement. If a court determines that the Bank has received interest under the terms of this Agreement in excess of the highest applicable rate, the Bank shall promptly refund the excess interest to Dealer. All payments by Dealer under this Agreement shall be made in accordance with the procedures and requirements specified by the Bank.

         5. Preconditions to Each Advance. The Bank will make Advances under this Agreement only if: (i) prior to the initial Advance the Bank shall have received a Security Agreement executed by Dealer together with any additional agreements, instruments, approvals, opinions or other documents (collectively "the Other Documents") the Bank may request; (ii) prior to any Advance including the initial Advance, the Bank shall have received the manufacturer's statement of origin for each Financed Vehicle related to the Advance together with any Other Documents the Bank may request; and (iii) on the date of the Advance including the initial Advance, the representations and warranties made by the Dealer in this Agreement shall be true and correct as though made on and as of such date, and no event of the kind described in the termination section of this Agreement shall have occurred.

         6. Representations and Warranties. Dealer represents and warrants to the Bank that all of the Financed Vehicles are located at the Dealer's Address as specified on the last page of this Agreement. The Dealer further warrants that none of the Financed Vehicles are subject to any security interests, liens, claims or other encumbrances other than those in favor of the Bank. These representations and warranties shall be automatically reaffirmed by Dealer on each day that an Advance is made.




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         7. Repayment of Advances. Unless the Bank makes an earlier demand for repayment, the Dealer shall repay the principal amount of each Advance at the earliest of the day which shall occur one calendar year after the date of the Advance, or the day that any Financed Vehicle related to the Advance is sold by dealer, or the day on which any Financed Vehicle related to the Advance is materially damaged or removed from the Dealer's Address other than in accordance with guidelines which the Bank may establish with respect to demonstrators and customer test drives. If an Advance relates to several Financed Vehicles, only that portion of the Advance which relates to the sold, damaged or absent Financed Vehicle must be repaid on the date of such sale, damage or absence and the balance of the Advance, or portion thereof, shall be repaid when the related Financed Vehicles are sold, damaged or missing or as otherwise provided under the terms of this Agreement.

         8. Location of Financed Vehicles. The Dealer will, at all times, maintain each Financed Vehicle in Dealer's possession at Dealer's Address and at Dealer's sole risk of loss or injury thereto, for the sole purpose of securing the sale or lease of the Financed Vehicle in the ordinary course of the Dealer's business. Dealer may use designated Financed Vehicles as demonstrators and for test drives in accordance with guidelines which the Bank may establish.

         9. Insurance. The Dealer will insure each Financed Vehicle with insurance companies satisfactory to the Bank and in amounts and against risks specified by the Bank and will obtain all endorsements required by the Bank to the policies evidencing the insurance. In the event the Dealer fails to insure the Financed Vehicles as provided in this Agreement, the Bank shall have the right, but not the obligation, to obtain the insurance and the dealer agrees to reimburse the Bank on demand for the premium cost.

         10. No Liens. From the date of this Agreement until all Advances plus unpaid interest and all amounts owed under this Agreement repaid in full and the Dealer's participation in the wholesale program is terminated, the Dealer will not, unless the Bank shall otherwise consent in writing and except as otherwise permitted in this Agreement, create or permit to exist any security interest, lien , claim or other encumbrances in favor of any party other than the Bank upon or with respect to any of the Dealer's property that is subject to a security interest in favor of the Bank, including without limitation any Financed Vehicles.

         MISCELLANEOUS

         1. Dealer Representations and Warranties. The Dealer represents and warrants the following:

                  a. This Agreement and each other agreement, instrument and other documents executed by Dealer in conjunction with this Agreement, including but not limited to the Security Agreement, the Other Documents and each Contract sold to the Bank hereunder and each other agreement, instrument or other document executed by Dealer in connection with each Contract sold to the Bank hereunder is, or when executed and delivered will be, the duly authorized, valid, legal and binding obligation of the Dealer, enforceable against Dealer in accordance with its terms.



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                  b. The Dealer is an entity of the type indicated on the last page of this Agreement, and to the full extent necessary for an entity of that type, is duly organized and existing and is duly authorized to transact business and is in good standing under the laws of the state of Dealer's Address. The Dealer is also duly authorized to transact business and is in good standing in all other jurisdictions where the nature of its business requires it to be so authorized.

                  c. All Credit Applications submitted to the Bank will contain an authorization which complies with the Fair Credit Reporting Act, enabling the Bank to obtain necessary credit information concerning the Customer.

These representations and warranties will be automatically reaffirmed by Dealer on each day that an Advance is made by the Bank or a Contract is purchased by the Bank under the terms of this Agreement.

         2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Dealer, the Bank and their respective successors and assigns (including a debtor in possession); provided, however, that Dealer may not assign any of its rights hereunder or any interest herein without the prior written consent of the Bank.

         3. Agency. The Dealer is not the agent or representative for the Bank for any purpose. The Dealer has neither the express nor implied right or authority to bind the Bank in any manner whatsoever. Whenever in this Agreement reference is made to an agent of the Bank, that reference is intended to mean any third party that the Bank may from time to time appoint to fulfill any of its obligations under this Agreement. The Dealer hereby appoints the Bank as the Dealer's agent and authorizes the Bank in Dealer's or the Bank's name, to execute and acknowledge an assignment from the Dealer to the Bank of any Contract purchased hereunder, to execute and file any financing statements or continuation statements or amendments thereto or assignments thereof and any other instruments or notice the Bank deems necessary and appropriate, to endorse in the name of Dealer any check, draft or other instrument received by Dealer or the Bank representing payment on, or other proceeds of, any Contract purchased hereunder, or any collateral securing Dealer's payment and performance obligations hereunder, and to take any other action the Bank deems necessary or appropriate to preserve, protect or more fully evidence the Bank's rights under this Agreement, the Security Agreement or Other Documents, any other agreements related hereto, or thereto in any Contract purchased under the terms of the Agreement.

         4. Additional Procedures and Supplements. In connection with the retail program, the Bank at its sole discretion will by necessity, establish, modify and/or amend procedures, requirements, conditions and policies applicable to those programs. The Bank will advise Dealer of these changes to procedures, conditions and policies by sending the Dealer bulletins, notices and other informational documents. The terms and conditions described in those bulletins, notices and documents will become effective upon receipt by the Dealer.




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         5. Terminating the Relationship. Either the Bank or the Dealer may
terminate this Agreement without cause by giving ten (10) days written notice to the other of the intent to terminate.

The Bank may terminate this Agreement on notice to Dealer upon the occurrence of any of the following events:

                  a. Dealer shall fail to make any payment when due to the Bank under the terms of this Agreement, the Security Agreement, the Other Documents, or any other agreements between Dealer and the Bank.

                  b. Any representation or warranty made by Dealer under this Agreement, the Security Agreement or Other Documents, or any other agreements between Dealer and the Bank shall prove to be incorrect when made or reaffirmed.

                  c. Dealer shall fail to perform or observe any other term, covenant or condition contained in this Agreement, the Security Agreement, the Other Documents, or any other agreements between the Dealer and the Bank.

                  d. Any default including but not limited to any payment default, occurring under any agreement or instrument relating to any indebtedness or obligation of Dealer to any person, corporation or other entity, other than the Bank and such default shall continue after the applicable grace period, if any, specified in such agreement or instrument.

                  e. Dealer shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or any proceeding shall be instituted by or against Dealer under any bankruptcy or insolvency law, or any proceeding shall be instituted by or against Dealer seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or a composition of Dealer or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or the Dealer shall take any action to authorize any of the actions set forth above in this section.

                  f. A material adverse change in the Dealer's financial condition or operations which occurs after the date of this Agreement.

No termination of this Agreement will affect the rights, interests or obligations of either party hereto which accrued or existed prior to such termination. The Dealer hereby waives any claim against the Bank for consequential or punitive damages arising from any act or admission of the Bank under this Agreement, including but not limited to any termination of this Agreement by the Bank.
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         6. Rights After Termination. At any time on or after the termination of this Agreement and in pursuing any rights and remedies the Bank may have under this Agreement, the Security Agreement, the Other Documents, or any other agreements between Dealer and the Bank, the Bank may declare the Advances to Dealer, all interest thereon and all other amounts payable under this Agreement to be immediately due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Dealer, and the Bank may exercise all the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law, all of which aforesaid rights and remedies shall be cumulative and not exclusive, to the extent permissible by law. Nothing in this section is intended to limit any of the Bank's rights prior to any termination of this Agreement, including but not limited to the Bank's rights to demand payment in full at any time of any Advance, all interest thereon and any other amounts payable under this Agreement.

         7. Right of Offset. All of the Dealer's payments and performance obligations under this Agreement shall be secured by all property of Dealer in which the Bank has been granted a lien or security interest pursuant to the Security Agreement, the Other Documents or any other agreements executed in conjunction with this Agreement or otherwise. The Bank shall have at all times, to the fullest extent permitted by law, a right to offset and apply any funds, credits or other amounts owing to Dealer or any property of Dealer in the Bank's possession or control, against any obligation of Dealer to the Bank.

         8. Amendments, Governing Law and Severability. If any term or provision of this Agreement is deemed invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each term and provision thereof shall be valid and enforceable to the fullest extent permitted by law. This Agreement shall be construed in accordance with, and governed by, the laws of the state of New York. All amendments to this Agreement must be in writing, signed by the Dealer and the Bank, except that the Bank may from time to time establish procedures, requirements, conditions and policies applicable to this Agreement, and those procedures, requirements, conditions and policies shall modify or supplement the relevant terms and provisions of this Agreement.

         9. Indemnifying the Bank. The Dealer shall indemnify the Bank against all costs, losses and expenses, including but not limited to reasonable attorney's fees and expenses incurred or suffered by the Bank as a result of any breach by the Dealer of any term of this Agreement or any agreement, instrument or other documents executed by Dealer in conjunction with this Agreement or any action brought by a Customer against the Bank as a consequence of any actual or alleged act or omission of the Dealer.

         10. Inspecting Books, Records and Collateral. The Bank shall have the right at any time during regular business hours to examine any collateral securing the Dealer's payment and performance obligations under this Agreement and to examine and make copies of any or all of the Dealer's books, records and documents (including but not limited to computer tapes and disks) concerning Dealer's participation in and transactions related to the wholesale and retail programs. In addition, the Dealer will deliver to the Bank at such time and in such form as the Bank shall designate, schedules and reports relating to matters in connection with the Dealer's participation in and transactions relating to the wholesale and retail programs, including but not limited to schedules and reports relating to the wholesale collateral.

         11. Monies and Proceeds Received By Dealer. The Dealer will at Dealer's risk segregate and hold in trust for the Bank, in the identical form received, any cash, checks, instruments, or other payments or proceeds received by Dealer in connection with any Contract purchased by the Bank under the terms of this Agreement, including but not limited to any Customer payments and any returned or repossessed Contract Vehicles. Dealer will promptly provide to the Bank an accounting thereof and upon the Bank's request deliver any and all such items to the Bank as the Bank may direct, with all necessary or appropriate endorsements; provided, however, that any cash, checks, instruments or other payments shall be delivered to the Bank within one business day after the Dealer's receipt of the cash, checks, or instruments.

         12. Additional Rights of the Bank. The Dealer authorizes the Bank, its officers or employees, without notice to the Dealer and without limiting or affecting the Dealer's obligations to the Bank, to:

                  a. grant to the Customer(s) under any Contract purchased from the Dealer under this Agreement any indulgence(s) or extension(s) of time of payment, in whole or in part;

                  b. discharge, compromise or settle the obligation(s) of (any of) the Customer(s) under any such Contract; or

                  c. retake the motor vehicle relating to any such Contract, or omit to do so, and if retaken, either retain or resell the same, to the Bank or otherwise, with or without complying with any applicable provisions of law.

         13. Defaults. The Bank may notify the Dealer in writing that a vehicle has come into the Bank's possession in lieu of delivering it to the Dealer if the Dealer is in default in the performance of any of the Dealer's agreements with the Bank or if the Dealer has stopped doing business as a going concern. The Bank may withhold any payment out of the Reserve Account in Dealer's favor while the Dealer is in default in the performance of any of the Dealer's agreements with the Bank or, if the Bank stops buying Contracts from the Dealer, until all Contracts bought from the Dealer are fully liquidated. If the Dealer fails to purchase from the Bank and pay the Bank for any Contract or vehicle in accordance with this Agreement or any other agreement with the Bank, the Bank may without limiting any other right or remedy, enforce such Contract and/or sell such Contract or vehicle at public or private sale (with full right to the Bank to bid and purchase at any public sale), in which event the Dealer will reimburse the Bank for any difference between the net proceeds of such enforcement and/or sale and the amount agreed to be paid by the Dealer to the Bank for such Contract or vehicle.

         14. Notices. All notices and communications provided for under the terms of this Agreement shall, unless otherwise stated herein, be in writing, including facsimile transmission, and shall be mailed, transmitted or personally delivered to the Dealer or to the Bank, as the case may be, at its address set forth on the last page of this Agreement, or at any other address as may hereafter be designated in writing to the other party. All such notices and communications shall be effective three business days after being deposited in the mail if postpaid, and if sent by facsimile transmission, upon transmission, and otherwise upon receipt.

         15. The Bank Waivers. No failure on the part of the Bank to exercise and no delay in exercising any right under the terms of this Agreement shall operate as a waiver of those rights, nor shall any single or partial exercising of any right under the terms of this Agreement preclude any other or future exercise of those rights or the exercise of any other right.

         16. Returned or Repossessed Vehicles. Upon the Bank's request, Dealer will store at no expense to the Bank and will recondition for the Bank at the Dealer's then lowest prevailing rates any returned or repossessed Contract Vehicle related to the Contract purchased by the Bank under the terms of this Agreement, provided that the Bank delivers the Contract Vehicle to the Dealer's Address.

         17. Entire Agreement. This Agreement, the Security Agreement, the Other Documents and the other agreements executed in connection herewith and therewith and as modified and supplemented from time to time, set forth the entire Agreement between the Dealer and the Bank with respect to the subject matter herein and supersedes all prior agreements, proposals and understandings, whether written or oral relating to the same subject matter.

         IN WITNESS WHEREOF, this Dealer's Agreement has been duly executed by the undersigned.


                  MARINE MIDLAND BANK   Major Fleet & Leasing Corp.
                                        Name of Dealer

                                        43-40 Northern Boulevard
                                        Long Island City, New York 11101
                                        Address of Dealer

BY:/S/ Allen Davis AVP                  By: /s/ Bruce Bendell
   ------------------------                 -----------------------------
Authorized Bank Signature               Bruce Bendell, President
                                        Authorized Dealer Signature and Title